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                                                                  EXHIBIT 10(ee)

                                                   [PIONEER STANDARD LETTERHEAD]

                                              Pioneer-Standard Electronics, Inc.

                 AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT
                          AND NON-COMPETITION AGREEMENT

                  THIS AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT AND NON-COMPETITION AGREEMENT ("Amendment") by and between Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), and Robert J. Bailey (the "Employee"), is dated as of the 30th day of January, 2003.

                  WHEREAS, the Company and the Employee are parties to a Change of Control Agreement dated as of February 25, 2000 (the "Change of Control Agreement"); and

                  WHEREAS, the Company and the Employee are parties to a Non-Competition Agreement dated as of February 25, 2000 (the "Non-Competition Agreement"); and

                  WHEREAS, the Company and the Employee desire that certain modifications be made to the Change of Control Agreement, in consideration for which the Company and the Employee have agreed to certain modifications to the Non-Competition Agreement; and

                  WHEREAS, Section 8(c) of the Change of Control Agreement and
Section 9 of the Non-Competition Agreement permit the parties thereto to amend such agreement, respectively, in a writing signed by each party.

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                  NOW, THEREFORE, in consideration of the parties' mutual desire to modify the Change of Control Agreement and the Non-Competition Agreement, and the mutual covenants herein contained, the parties agree as follows effective as of the date of execution of this Agreement:

                      PART I - CHANGE OF CONTROL AGREEMENT

                  Part I of this Amendment shall amend the terms of the Change of Control Agreement as set forth herein. Capitalized terms used in this Part I not otherwise defined shall have the meanings ascribed to them in the Change of Control Agreement.

                  1. The introductory paragraph to Section 3.1 of the Change of Control Agreement shall be deleted, and the following shall be inserted therefor:

                  "3.1. Without Cause. If, at any time prior to the date that is twelve (12) months subsequent to the Effective Date, the Employee's employment with the Company shall be terminated either (i) by the Company without Cause, or (ii) by the Employee for Good Reason, in accordance with Section 3.4 below:"

                  2. Section 3.2 of the Change of Control Agreement shall be deleted, and the following shall be inserted therefor:

                  "3.2. Cause or Voluntary Termination. If the Employee's employment shall be terminated either (i) by the Company for Cause or (ii) by the Employee voluntarily other than for Good Reason in accordance with Section 3.4 below, this Agreement shall terminate without further obligations of the Company to the Employee hereunder."

                  3. After Section 3.3 of the Change of Control Agreement, a new paragraph 3.4 shall be inserted, as follows:

                  "3.4. Good Reason. As used herein, "Good Reason" shall mean
                  (a) any material adverse change in Employee's responsibilities; (b) substantial reduction in target annual compensation; or (c) any requirement that Employee relocate to a facility that is more than 50 miles from his current location. If the Employee claims that he is terminating his employment

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                  for Good Reason, then the Employee may, within 30 days of the event constituting Good Reason, give written notice to the company of the Employee's intent to terminate his employment for Good Reason. If the event which the Employee claims to constitute Good Reason is not cured within 30 days following the date of such notice (the "Cure Period"), the employee shall have 10 days following the Cure Period to invoke his right to terminate his employment for Good Reason. If the Employee fails to provide timely written notice, or if Employee fails to terminate his employment within 10 days following the Cure Period, then the Employee's right to terminate employment for Good Reason with respect to such event shall be permanently waived.

                       PART II - NON-COMPETITION AGREEMENT

                  Part II of this Amendment shall amend the terms of the Non-Competition Agreement as set forth herein. Capitalized terms used in this
Part II not otherwise defined shall have the meanings ascribed to them in the Non-Competition Agreement.

                  3. Section 3 of the Non-Competition Agreement shall be deleted, and the following shall be inserted therefor:

                  "3. Duration. Employee may terminate this Agreement at any time and such termination shall be effective on the date of his or her notice, unless otherwise mutually agreed. Similarly, the Company has the right to terminate this Agreement and Employee's employment at any time, with or without advance notice or cause. Should the Company terminate the Employee's employment without cause, the Company will continue to pay the employee monthly base salary, target incentive and benefit coverage for twenty-four (24) months (the 'severance payments'). In the event that (1) Employee's employment is terminated for cause or (2) Employee voluntarily resigns from employment with the company, then the Company shall have no obligation for severance payments under this provision. Absolutely no one except the President and Chief Executive Officer of the Company may change this 'at will' relationship, and then only in writing. Employee acknowledges that any reliance on any representations, oral or otherwise, contrary to 'at will' employment is unreasonable and shall not form the basis for any actions or forbearances on his or her part."

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                  IN WITNESS WHEREOF, the parties have executed this Amendment
No. 1 to Change of Control Agreement and Non-Competition Agreement as of the date first above written.

   Robert J. Bailey                       PIONEER-STANDARD ELECTRONICS, INC.

     ("Employee")                              ("Company")

   /s/ Robert J. Bailey                   By: /s/ Arthur Rhein
   ----------------------                 -------------------------------------
                                          Arthur Rhein
                                          President and Chief Executive Officer